

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of March 31, 1997 and the related Statements of Consolidated Income, Retained
Earnings and Cash Flows for the three months ended March 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000918040
<NAME>     Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               MAR-31-1997
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   17,197,787
<OTHER-PROPERTY-AND-INVEST>                  1,827,847
<TOTAL-CURRENT-ASSETS>                       1,443,342
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               3,109,992
<TOTAL-ASSETS>                              23,578,968
<COMMON>                                     4,933,343
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                          1,202,631
<TOTAL-COMMON-STOCKHOLDERS-EQ>               6,132,448<F2>
<PREFERRED-MANDATORY>                          217,901<F3>
<PREFERRED>                                    507,143<F3>
<LONG-TERM-DEBT-NET>                         5,953,005<F4>
<SHORT-TERM-NOTES>                               7,750
<LONG-TERM-NOTES-PAYABLE>                            0<F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                 122,000
<LONG-TERM-DEBT-CURRENT-PORT>                  450,733
<PREFERRED-STOCK-CURRENT>                       30,688<F3>
<CAPITAL-LEASE-OBLIGATIONS>                    512,681
<LEASES-CURRENT>                               139,650
<OTHER-ITEMS-CAPITAL-AND-LIAB>               9,504,969<F5>
<TOT-CAPITALIZATION-AND-LIAB>               23,578,968
<GROSS-OPERATING-REVENUE>                    1,750,312
<INCOME-TAX-EXPENSE>                            86,673<F6>
<OTHER-OPERATING-EXPENSES>                   1,412,997
<TOTAL-OPERATING-EXPENSES>                   1,489,953
<OPERATING-INCOME-LOSS>                        260,359
<OTHER-INCOME-NET>                            (20,606)<F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>                 240,036
<TOTAL-INTEREST-EXPENSE>                       128,919
<NET-INCOME>                                   111,117
<PREFERRED-STOCK-DIVIDENDS>                          0<F7>
<EARNINGS-AVAILABLE-FOR-COMM>                  111,117
<COMMON-STOCK-DIVIDENDS>                        86,484
<TOTAL-INTEREST-ON-BONDS>                            0<F8>
<CASH-FLOW-OPERATIONS>                         518,906
<EPS-PRIMARY>                                     0.51
<EPS-DILUTED>                                        0

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> Includes a deduction of $3,526 thousand for preference stock expense of
     ComEd.

<F3> Preferred and preference stock of ComEd.

<F4> $1,089,301 thousand of notes and long-term notes payable to banks is included in LONG-TERM-DEBT-NET.

<F5> Includes $350,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts.

<F6> A tax benefit of $283 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.

<F7> A $15,527 thousand provision for preferred and preference stock dividends of ComEd and $6,648 thousand provision for preferred securities dividends of subsidiary trusts are included in OTHER-INCOME-NET.

<F8> This item is not disclosed as a separate line item on the Statement of
     Consolidated Income.

